UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2014

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, Best Buy Co., Inc. (“Best Buy” or the “registrant”) held its 2014 Regular Meeting of Shareholders (the “Regular Meeting”), at which shareholders approved the adoption of the Best Buy Co., Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”). Upon adoption, the 2014 Plan replaced the Best Buy Co., Inc. 2004 Omnibus Stock and Incentive Plan which was scheduled to expire on June 23, 2014.

The purpose of the 2014 Plan is to promote the interests of Best Buy and our shareholders by aiding us in attracting and retaining employees, officers, consultants, advisors and directors who we expect will contribute to our growth and financial performance for the benefit of our shareholders. The 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards of cash, stock or property, dividend equivalents, and other stock based awards to eligible employees, officers, consultants and directors that provide services to Best Buy. The 2014 Plan is administered by the Compensation Committee of the Board of Directors.

The forgoing summary is qualified in its entirety by the full text of the 2014 Plan, which is attached as Appendix A to the registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2014, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2014, Best Buy held its Regular Meeting. At the close of business on April 14, 2014, the record date for the determination of shareholders to vote at the Regular Meeting of Shareholders, there were 348,421,255 shares of common stock of the registrant issued and outstanding. The holders of 317,118,470 shares of common stock were represented either in person or by proxy at the meeting, constituting a quorum.

The final results of the votes of the shareholders of the registrant are set forth below:

1.	Election of Directors. The following individuals were elected as directors for a term of one year, based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Lisa M. Caputo	286,008,987	4,421,687	550,412	26,137,384
Russell P. Fradin	286,689,913	3,707,669	583,504	26,137,384
Kathy J. Higgins-Victor	283,838,516	6,583,282	559,288	26,137,384
Hubert Joly	286,877,696	3,416,786	686,604	26,137,384
David W. Kenny	287,259,517	3,142,619	578,950	26,137,384
Thomas L. Millner	287,281,345	3,121,074	578,667	26,137,384
Gérard R. Vittecoq	286,129,735	4,241,964	609,387	26,137,384

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the registrant's independent registered public accounting firm for the fiscal year ending January 31, 2015, was ratified based upon the following votes:

For	Against	Abstain
314,570,297	1,792,123	756,050

3.
Advisory Vote on Executive Compensation. The proposal relating to the non-binding advisory vote to approve the executive compensation of the registrant was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
284,873,707	4,294,450	1,812,929	26,137,384

4.	Approval of our 2014 Omnibus Incentive Plan. The 2014 Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Vote
278,660,256	11,664,859	655,971	26,137,384

For additional information regarding the registrant, see the registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 2014 and Proxy Statement dated April 29, 2014. Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Best Buy Co., Inc. 2014 Omnibus Incentive Plan (incorporated herein by reference to the Definitive Proxy Statement filed by Best Buy Co., Inc. on April 29, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 10, 2014	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary

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